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                                                                   EXHIBIT 10.29

                            ONSET CAPITAL CORPORATION
                        CORPORATION DE FINANCEMENT ONSET

                             SHAREHOLDERS AGREEMENT

         THIS SHAREHOLDERS AGREEMENT (the "Agreement") is entered into as of the 1st day of November, 2002, among ONSET CAPITAL CORPORATION/CORPORATION DE FINANCEMENT ONSET ("Onset"), IRWIN INTERNATIONAL CORPORATION ("IIC") and ONSET HOLDINGS INC. ("OHI").

         3W1E HOLDINGS INC. ("3W1E"), JOE LALEGGIA ("LaLeggia"), MARK CANNON ("Cannon"), LUIGI SPIZZIRRI ("Spizzirri"), ROBERT MORMINA ("Mormina") and ROBERT MURPHY ("Murphy") also join as parties to this Agreement for purposes of acknowledging and confirming the Recitals hereof and of agreeing to Sections 4.1 and 6.1 hereof.

                                    RECITALS

A. Onset was incorporated under the laws of Canada on February 10, 1998 and continued under the laws of the Yukon Territory on July 26, 1999.

B. The authorized capital stock of Onset consists of an unlimited number of common shares, without par value ("Common Shares") and an unlimited number of preferred shares without par value ("Preferred Shares").

C. IIC is the holder of 81 Common Shares and all of the outstanding Preferred Shares in the capital of Onset.

D.       OHI is the holder of 23 Common Shares in the capital of Onset.

E. LaLeggia, Cannon, Mormina and Spizzirri own all of the issued and outstanding shares of 3W1E.

F. 3W1E and Murphy own all of the issued and outstanding shares of OHI, which constitute all of the issued and outstanding equity securities of OHI other than options for an additional 100,000 common shares of OHI held by Michelle Monteith.

G. Under that certain agreement dated as of May, 1998, among LaLeggia, Cannon, Mormina, Spizzirri and 3W1E (as amended through the date hereof, the "3W1E Shareholder Agreement"), 3W1E is required to repurchase all of the shares of its capital stock (i) held by LaLeggia if he ceases to be employed by Onset, and (ii) held by each of Cannon, Mormina and Spizzirri that the other 3W1E shareholders do not agree to purchase if any of them ceases to be employed by Onset.

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H.       Under that certain agreement dated as of June 8, 1999, among 3W1E,
Murphy and OHI (as amended through the date hereof, the "OHI Shareholder Agreement"), OHI is required to repurchase all of the shares of its capital stock held by Murphy that 3W1E does not agree to purchase if Murphy ceases to be employed by Onset.

I. This Agreement is itself a unanimous shareholders agreement and amends other unanimous shareholder agreements (i.e., the 3W1E Shareholder Agreement and the OHI Shareholder Agreement). Copies of the 3W1E Shareholder Agreement and the OHI Shareholder Agreement, in each case as amended through the date hereof, are attached hereto as EXHIBITS A and B, respectively.

J..      The parties desire to set forth their agreement regarding certain terms and conditions in relation to the operation of Onset and their ownership of the Common Shares.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

In this Agreement:

         (a)      "Affiliate" means, with respect to a specified Person:

                  (i) a Person that is directly or indirectly Controlled by the specified Person;

                  (ii) if the specified Person is not an individual, any Person that Controls the specified Person; and

                  (iii) if the specified Person is not an individual, every other Person under common Control with the specified Person;

         (b)      "Board" means the board of directors of Onset.

         (c) "Control" means, with respect to any Person, the right or power to elect or appoint directly or indirectly a majority of the directors of such Person (if such Person is a corporation) or other individuals who have the right to manage or supervise the management of the business and affairs of such Person.

         (d) "Day" means a calendar day unless otherwise expressly specified. If the day upon which any act or event is to occur under this Agreement falls on a Saturday, Sunday or other day on which banks in Indiana or British Columbia are closed, the action or event shall occur on the following day.

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         (e)      "Effective Date" means the date upon which a binding agreement of purchase and sale is formed between any of the parties to this Agreement under the terms of this Agreement, pursuant to which one party will purchase some or all of another party's Shares, and includes the date on which a Call is exercised.

         (f) "employed by Onset" means employed by Onset or by an Affiliate of Onset on a full-time basis.

         (f) "Fair Market Value" means the fair market value of a Common Share as determined in accordance with Section 4.3 of this Agreement.

         (g)      "Management Transfer Event" means any of the following:

                  (i) the cessation of full-time employment by Onset of LaLeggia, or

                  (ii) the cessation of full-time employment by any of Cannon, Mormina, Murphy, Spizzirri, or any other Member of Onset Senior Management (other than LaLeggia), as a result of which, in the case of this subclause (g)(ii), the entire Onset Interest held by such departing individual (whether represented directly by shares of capital stock of OHI or indirectly by shares of capital stock of 3W1E or of any other Person) is not acquired by OHI, 3W1E or other members of Onset Senior Management (or any combination thereof) within 45 days following the date of cessation of such individual's employment, or

                  (iii) any transfer, sale or other disposition of any shares of capital stock of OHI or 3W1E (or any of their successors or assigns), other than in circumstances described in clauses (i) or (ii) of this Section 1(g), by a member of Onset Senior Management or by 3W1E to a Person other than another member of Onset Senior Management, 3W1E or OHI (or any combination thereof).

         For the avoidance of doubt, a Management Transfer Event shall not include an original issuance of shares of capital stock (or options to acquire such shares) by OHI or 3W1E to a member of Onset Senior Management.

         (h) "OHI Proportionate Percentage" means, with respect to any holder of shares of capital stock of OHI, a fraction, expressed as a percentage, the numerator of which is the total number of shares of capital stock of OHI held by such holder and the denominator of which is the total number of shares of capital stock of OHI that are issued and outstanding at the time of determination.

         (i) "Onset Interest" means, with respect to a specified Person, the aggregate of all shares of capital stock beneficially owned by such Person in OHI, in 3W1E, and/or in any other Person that has a direct or indirect ownership interest in Onset. For purposes of illustration and not by way of limitation, a schedule of existing holdings of direct and indirect shareholders of OHI (not including optionees), and the respective Onset Interests attributable to them, is attached hereto as EXHIBIT C.

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         (j)      "Onset Senior Management" consists of any or all of LaLeggia,
         Cannon, Mormina, Murphy, Spizzirri, Michele Monteith, Alex Jung and/or such other individuals as may be recommended as members of Onset
         Senior Management and approved as such by the Board.

         (k) "Payment," when used in connection with a purchase and sale under this Agreement, means a transfer of funds by certified cheque, bank draft, solicitor's trust cheque or wire transfer of the payor's immediately available funds.

         (l) "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or any other entity.

         (m) "Shareholder" means a holder of Common or Preferred Shares, as applicable.

         (n)      "Shares" means Common or Preferred Shares, as applicable.

         (o) "3W1E Proportionate Percentage" means, with respect to any holder of shares of capital stock of 3W1E, a fraction, expressed as a percentage, the numerator of which is the total number of shares of capital stock of 3W1E held by such holder and the denominator of which is the total number of shares of capital stock of 3W1E that are issued and outstanding at the time of determination.

2.       ANTI-DILUTION PROVISIONS

2.1      ADJUSTMENT EVENTS.

         (a)      An "Adjustment Event" occurs if Onset:

                  (i) pays a dividend with respect to its capital stock in Common Shares or securities convertible into Common Shares,

                  (ii) subdivides its outstanding Common Shares or securities convertible into Common Shares,

                  (iii) combines its outstanding Common Shares into a smaller number of shares of any class of Common Shares; or

                  (iv) issues any Common Shares or securities convertible into Common Shares in a reclassification or recapitalization of the Common Shares.

         (b) If an "Adjustment Event" occurs, the number of Common Shares held by a Shareholder immediately prior to the Adjustment Event shall be adjusted so that such Shareholder shall thereafter be entitled to receive the number of Common Shares necessary to avoid dilution of such Shareholder's percentage ownership of Common

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         Shares from that existing immediately prior to such Adjustment Event.
         An adjustment made pursuant to this Section 2.1 shall become effective immediately after the effective date of such Adjustment Event, retroactive to the record date, if any, for such Adjustment Event.

2.2      ANTI-DILUTION RIGHTS.

         (a) Any other offering, allotment or distribution of Common Shares shall, if possible, be made in such a manner as to allow OHI the opportunity to avoid dilution of OHI's percentage ownership of issued and outstanding Common Shares from that existing immediately prior to such offering, allotment or distribution.

         (b) Contributions to Onset by IIC or any of its Affiliates shall be made in a manner to avoid dilution of OHI's percentage ownership of issued and outstanding Common Shares.


3.       RESTRICTIONS ON TRANSFER

3.1      TRANSFERS RESTRICTED.

Except as permitted by this Agreement, neither IIC nor OHI may sell, transfer or dispose of any of its Common Shares.

3.2      NO ENCUMBRANCE.

Except as permitted by this Agreement, OHI may not mortgage, pledge, charge, hypothecate or otherwise encumber its Common Shares without IIC's prior written consent.

3.3      OBLIGATION OF TRANSFEREE.

No Common Shares may be sold, transferred or issued in any event unless the Person receiving the Common Shares has agreed to be bound by the terms of this Agreement.

3.4      EFFECT OF NON-PERMITTED TRANSFERS.

Any transfer, sale or other disposition of, or any attempted transfer, sale or other disposition of, Common Shares in contravention of this Agreement shall be void and of no effect for any purpose and shall not confer on any transferee or purported transferee any rights whatsoever. Onset shall not effect such a transfer on its books, nor will it treat any purported transferee as the holder of such Common Shares, and the parties acknowledge that the certificates representing Common Shares shall bear a legend referring to the restrictions imposed by this Agreement.

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3.5      LEGEND ON SHARE CERTIFICATES.

The share certificates representing each of the Common Shares are to be legibly stamped or endorsed with the following statement, in addition to such legends that are prescribed by applicable securities laws:

         "The shares represented by this Certificate cannot be transferred unless the transfer complies with the terms of an Agreement among Irwin International Corporation, Onset Holdings Ltd. and Onset Capital Corporation dated as of November 1, 2002.

3.6      TRANSFER TO AFFILIATE.

Notwithstanding Sections 3.1 and 3.2, but subject to Section 3.3 and Section 3.4, a Shareholder may sell, transfer or otherwise dispose of its Common Shares to an Affiliate if, before the transfer, the Shareholder and the Affiliate enter into an agreement with the other Common Shareholder(s) and Onset that:

         (a) the Affiliate will remain an Affiliate of the original Shareholder so long as the Affiliate holds the Common Shares;

         (b)      the Affiliate is bound by the terms of this Agreement;

         (c) before the Affiliate ceases to be an Affiliate of the original Shareholder, the Affiliate will transfer the Common Shares back to the original Shareholder or to another Affiliate of the original Shareholder; and

         (d) the obligations of the original Shareholder under this Agreement will remain in full force and effect.

4.       CALL RIGHT; RIGHT OF FIRST REFUSAL

4.1      CALL.

 Upon the occurrence of a Management Transfer Event, IIC shall have the right to purchase from OHI ("Call"), and OHI shall have the obligation to sell upon the exercise of such Call, in each case at the "Purchase Price" as defined in
Section 4.3, that number of Common Shares held by OHI which equals the product of the total number of Common Shares then held by OHI and (AxB), where:

                  (a) in the case of a Management Transfer Event described in clause (i) of Section 1(g): (x) A is the 3W1E Proportionate Percentage attributable to LaLeggia, and (y) B is the OHI Proportionate Percentage attributable to 3W1E;

                  (b) in the case of a Management Transfer Event described in clause (ii) or clause (iii) of Section 1(g) which involves a transfer of 3W1E shares: (x) A is the

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         number of shares held by the transferor that are not purchased by OHI,
         3W1E or Onset Senior Management (or any combination thereof), divided by the total number of then issued and outstanding shares of capital stock of 3W1E, and (y) B is the OHI Proportionate Percentage attributable to 3W1E;

                  (c) in the case of a Management Transfer Event described in clause (ii) or clause (iii) of Section 1(g) which involves a transfer of OHI shares: (x) A is the number of shares held by the transferor that are not purchased by OHI, 3W1E or Onset Senior Management (or any combination thereof), and (y) B is the OHI Proportionate Percentage attributable to the transferor.

For purposes of illustrating the foregoing and not by way of limitation, the following examples are provided (each of which assumes that 3W1E and OHI each have 100 shares of capital stock issued and outstanding and that 91 shares of OHI are held by 3W1E):

EXAMPLE 1: In the event LaLeggia ceases to be employed by Onset and 51 shares of the capital stock of 3W1E (representing his entire Onset Interest) are redeemed by 3W1E, the Call would apply to 10.6743 Common Shares (that is: 23 Common Shares held by OHI x (0.51 x 0.91) = 10.6743 Common Shares).

EXAMPLE 2: In the event Murphy ceases to be employed by Onset and 9 shares of the capital stock of OHI (representing his entire Onset Interest) are not redeemed by OHI or otherwise purchased by 3W1E or the other members of Onset Senior Management, the Call would apply to 2.07 Common Shares (that is: 23 Common Shares x (0.09) = 2.07 Common Shares).

EXAMPLE 3: In the event Cannon at any time transfers 10 shares of 3W1E to a Person other than OHI, 3W1E or other members of Onset Senior Management, the Call would apply to 2.093 Common Shares (that is: 23 Common Shares x (0.10 x 0.91) = 2.093 Common Shares.

The Call is exercisable by delivery of written notice (the "Call Notice") to OHI. The date of exercise of the Call shall be the "Effective Date" for the purposes of determining the Fair Market Value of the Common Shares in accordance with Section 4.3. Each Management Shareholder shall cooperate with IIC and provide such information regarding any Management Transfer Event involving his or her Onset Interest as is necessary to allow IIC to exercise the Call triggered by such Management Transfer Event.

4.2      RIGHT OF FIRST REFUSAL.

In addition to the Call granted IIC under Section 4.1, IIC shall have a right of first refusal (the "Right of First Refusal") to purchase OHI's Common Shares upon the following terms:

         (a) Prior to any proposed bona fide transfer of Common Shares by OHI to a third party that is not an Affiliate of IIC, OHI shall first notify IIC in writing at least 30 days in advance of the proposed transfer. The notice shall contain all of the terms of the

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         proposed transfer, including, without limitation, the name and address of the prospective transferee, the purchase price and other terms and conditions of payment (or the minimum purchase price or basis for determining the minimum purchase price and minimum acceptable other terms and conditions), the date on or about which the transfer is to be made, and the number of Common Shares to be transferred (the "Transfer Notice").

         (b) Within 15 days after receipt of the Transfer Notice, IIC may notify OHI that IIC will purchase (the "Right of First Refusal Notice") all (but not less than all) of the Common Shares proposed to be transferred on the same terms and conditions as those set forth in the Transfer Notice.

         (c) If IIC exercises its Right of First Refusal under Subsection 4.2(b), a binding contract of purchase and sale will be formed between IIC and OHI upon receipt of the Right of First Refusal Notice, and IIC will buy and OHI will sell the Common Shares at the time, at the price, and on the same terms and conditions as those contained in the Transfer Notice, subject to the following:

                  (i) If the Transfer Notice provides for payment over time, IIC will have the option to make Payment all in cash for clear title at the closing of the purchase and sale;

                  (ii) If the Transfer Notice provides for the closing to take place more than 30 days after the delivery of the Transfer Notice, IIC will have the option to close its purchase on or before the 30th day after delivery of the Transfer Notice.

         (d) After compliance with Subsections (a) and (b) of this Section 4.2, if IIC declines to exercise its Right of First Refusal, OHI may transfer its Common Shares, but only to the transferee named in the Transfer Notice, at the time, at the price, and on the same terms and conditions as those contained in the Transfer Notice. If the proposed transfer is not consummated within 30 days after the expiration of the 15 day period described in Subsection (b) of this Section 4.2, any sale of the Common Shares will again become subject to the notice provisions and IIC's Right of First Refusal provided in this Section 4.2.

4.3      PURCHASE PRICE.

If IIC exercises its Call, the purchase price for each Common Share to be purchased pursuant to the Call Notice ("Purchase Price") shall be equal to the Fair Market Value of such Common Share, plus interest thereon from the Effective Date at the national prime rate as reported in The Wall Street Journal as of the Effective Date (the "National Prime Rate"). The Fair Market Value of a Common Share shall be determined as follows (the date such Fair Market Value is finally determined hereunder shall be referred to as the "Valuation Date"):

         (a) The Board shall determine the Fair Market Value of each Common Share as of the Effective Date (the "Initial Valuation"). All costs incurred in connection with the

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         Initial Valuation shall be borne by Onset. The Initial Valuation shall be set forth in a written notice (the "Valuation Notice") delivered by Onset to OHI within 30 days after delivery of the Call Notice.

         (b) If OHI does not dispute the Initial Valuation by delivery of a written notice of dispute to Onset within 20 days after Onset's delivery of the Valuation Notice, the Initial Valuation shall be binding upon the parties as the Fair Market Value. If OHI does dispute the Initial Valuation within the 20-day period, OHI shall, at its sole expense, retain a qualified appraiser ("the Second Appraiser") of its own choosing to make a second appraisal (the "Second Appraisal") of the Fair Market Value of each Common Share. If the Second Appraisal is less than the Initial Valuation, the Initial Valuation shall be binding upon the parties. If the Second Appraisal exceeds the Initial Valuation by an amount not greater than 10 percent of the Initial Valuation, the Fair Market Value of each OHI Common Share shall be the average of the sum of the Initial Valuation and the Second Appraisal.

         (c) If the Second Appraisal exceeds the Initial Valuation by an amount greater than 10 percent of the Initial Valuation, the Board and the Second Appraiser shall act in good faith to select a third appraiser who shall conduct a third appraisal (the "Third Appraisal") which shall be final and binding upon the parties. If the Third Appraisal of the Fair Market Value of each Common Share determines an amount which is closer to the amount determined by the Second Appraisal than to the amount determined by the Initial Valuation, then Onset shall reimburse OHI for the cost of the Second Appraisal. All costs with respect to the fees and expenses paid or payable to the appraiser that issues the Third Appraisal shall be shared equally by Onset and OHI. All other costs incurred in connection with the Third Appraisal shall be borne by the party incurring such costs.

         (d) In determining the Fair Market Value of a Common Share, all appraisers shall take into account the internally prepared income statement and balance sheet for Onset up through the end of the month immediately preceding the Effective Date. IIC, OHI and Onset each agree to make available to each other and to the appraisers the information used to analyse and develop the Fair Market Value in connection with the Initial Valuation and any decision by OHI on whether or not to dispute the same.

         (e) Notwithstanding anything in this Agreement to the contrary, under no circumstances shall Onset, IIC or their Affiliates be obligated to do anything that would cause a violation of any Federal, state, provincial or local law, including without limitation any banking laws.

         (f)      The Parties agree that it is the intent and purpose of this
         Section 4.3 that the Fair Market Value be determined in accordance with Revenue Ruling 59-60. The calculation of Fair Market Value shall include and reflect, after taking into account all liabilities of Onset (including inter-company debt owed to Irwin Financial, IIC or any of their Affiliates) and the liquidation preferences and any preferential dividend rights of the Preferred Shares, only the value of Common Shares, and shall not include or reflect any value of Preferred Shares or any other investments in Onset by IIC or its Affiliates. In

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         determining the Fair Market Value of a Common Share, the following rules will be applied:

                  (i) the Fair Market Value per Common Share will be equal to the quotient obtained when the aggregate Fair Market Value of all of the issued and outstanding Common Shares is divided by the aggregate number of such issued and outstanding Common Shares.

                  (ii) there will be deemed to have been no cost of capital charged or assigned to Onset on account of the first $20,000,000 Canadian advanced or contributed to Onset by IIC or its Affiliates in exchange for Preferred Shares. All advances or contributions in exchange for Preferred Shares made in excess of $20,000,000 Canadian will carry a cost that corresponds to that of comparable preferred securities.

                  (iii) any allocations of the overhead of IIC to Onset shall be made (A) only in a manner that is consistent with historical charges, (B) only in a manner that is consistently applied among the business units and subsidiaries of Irwin Financial Corporation and (C) within 90 days following the end of the calendar year to which they apply; and

                  (iv) there will be no consideration of a liquidity or marketability discount or bonus applied to Common Shares comprising a minority interest in Onset.

         (g) In determining the Fair Market Value of a Common Share, any transaction between Onset and IIC or its Affiliates will be based upon the manner booked by the relevant entities, or on the basis of arm's length transactions, whichever would be more favorable to Onset. The parties acknowledge that some transactions may not have comparable arm's length transactions available, in which case such value shall be based upon the manner booked by IIC or its Affiliates to the extent reasonable.

         (h) The Purchase Price shall be increased or decreased appropriately, without duplication, to reflect the occurrence after the Effective Date of an Adjustment Event, as defined in Subsection 2.1(a).

4.4      REQUEST FOR DETERMINATION OF FAIR MARKET VALUE.

OHI shall have the right, upon request, to have an internal determination of Fair Market Value made by the Board of Directors, which right may not be exercised more frequently than annually and only during the month of June, with a Valuation Date as of June 30 (it being understood that any such determination shall be binding and not subject to further review or appraisal until a subsequent request is made in the following year pursuant to this Section 4.4 or until a subsequent appraisal is conducted in accordance with the provisions of
Section 4.3 hereof).

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4.5      CALL CLOSING.

The closing ("Call Closing") of the purchase and sale of the Common Shares pursuant to a Call will take place on a date selected by IIC, which will not be later than the 30th day following the Valuation Date unless the parties agree otherwise, but shall in any case be no later than the 90th day following the Valuation Date. The Parties shall use their best efforts to complete the entire valuation and closing process within the designated period. At the Call Closing, OHI will tender all the Common Shares subject to the Call to IIC, and IIC will make Payment of the Purchase Price for all such Common Shares to OHI.

During any period of determination of Fair Market Value, the parties agree to use their best efforts to carry on the business of Onset in the normal course and in the best interest of Onset. On the Call Closing date, OHI will sign and deliver to IIC all documents necessary to transfer, free and clear of all liens, claims and other encumbrances, its Common Shares to IIC, including the Share certificates representing the Common Shares duly endorsed for transfer. OHI appoints IIC OHI's attorney with full power and authority to sign and deliver all resolutions and share transfers which may be required under this Section
4.5. This appointment is irrevocable while OHI owns Common Shares of Onset but will lapse automatically as soon as OHI ceases to own Common Shares.


5.       CO-SALE RIGHTS; EXIT PROVISIONS

5.1      CO-SALE RIGHTS.

         (a) Prior to any transfer of Common Shares by IIC to a Person which is not an Affiliate of IIC (other than a proposed transfer to which Section 5.2 hereof applies), IIC shall first notify OHI in writing at least 30 days in advance of the intended transfer. The notice shall contain all of the terms of the transfer, including, without limitation, the name and address of the prospective transferee, the purchase price and other terms and conditions of payment (or the minimum purchase price or basis for determining the minimum purchase price and minimum acceptable other terms and conditions), the date on or about which the transfer is proposed to be made, the number of Common Shares proposed to be transferred and the percentage of IIC's total holdings of Common Shares that those Shares represent (the "Sale Notice"). The sale agreement governing the transaction described in the Sale Notice shall incorporate the rights set out in Subsection 5.1(b) in its terms and conditions.

         (b) Within 15 days after receipt of the Sale Notice, OHI may give notice in writing to IIC (the "Co-Sale Notice") that:

                  (i) OHI will purchase all of IIC's Common Shares proposed to be transferred, or

                  (ii) OHI will sell to the buyer named in the Sale Notice the same pro rata portion of OHI's Common Shares as IIC proposes to sell of its Common Shares,

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                  subject to the buyer agreeing to increase the number of Common
                  Shares it will buy; or

                  (iii) If the buyer is unwilling to purchase both the Common Shares IIC has proposed to sell and the additional Common Shares OHI has proposed to sell, IIC and OHI will each sell to the buyer an amount of Common Shares equal to the number of Common Shares the buyer has agreed to buy multiplied in each case by IIC's and OHI's respective percentage of ownership in the total issued and outstanding Common Shares.

                  Example: for purposes of illustration and not by way of limitation, if the buyer agreed to buy 50 Common Shares and no more, IIC would be entitled to sell 39 Common Shares (78% x
                  50), and OHI would be entitled to sell 11 Common Shares (22% x
                  50).

         The purchases and sales proposed in any Co-Sale Notice will be made on the same terms and conditions as those set forth in the Sale Notice.

         (c) If OHI does not exercise its rights under Subsection 5.1(b), OHI will have no right or obligation to buy or sell Common Shares as part of the transaction described in the Sale Notice.

         (d) If necessary to avoid selling partial shares, the issued and outstanding Common Shares will be subdivided into a number that allows the exercise of the rights described in this Section 5.1.

         (e) If OHI exercises its rights under Subsection 5.1(b)(i): (i) a binding contract of purchase and sale will be formed between OHI and IIC upon IIC's receipt of the Co-Sale Notice, and (ii) IIC will sell and OHI will buy the Common Shares at the time, at the price, and on the same terms and conditions as those contained in the Sale Notice, subject to the following:

                  (i) If the Sale Notice provides for Payment over time, OHI will have the option to make Payment all in cash for clear title at the closing of the purchase and sale;

                  (ii) If the Sale Notice provides for the closing to take place more than 30 days after the delivery of the Sale Notice, OHI will have the option to close its purchase on or before the 30th day after delivery of the Sale Notice; and

                  (iii) Notwithstanding anything in the foregoing to the contrary, OHI shall be obligated to close its purchase not later than 30 days following delivery of the Co-Sale Notice.

         The Co-Sale Notice together with the Sale Notice shall constitute a legal, valid binding, and enforceable agreement between IIC and OHI on the terms and conditions set forth in this Agreement.

         (f) Unless OHI has exercised its rights under Subsection 5.1(b)(i), IIC, after compliance with the provisions of this Section
         5.1 and Section 3.3, may transfer its Common Shares to a non-Affiliate, but only to the transferee named in the Sale Notice, at the time, at the price, and on the same terms and conditions as those contained in the Sale Notice.

5.2      EXIT PROVISIONS.

         (a)      If:

                  (i) the Shareholders receive a simultaneous bona fide arm's length offer from a third party (other than an Affiliate of any Shareholder) to purchase all of the issued and outstanding Common Shares of Onset, (it being understood that the provisions of Section 5.1 shall not apply to such a simultaneous offer for all of the issued and outstanding Common Shares of Onset); or

                  (ii) Onset receives a bona fide arm's length offer from a third party (other than an Affiliate of any Shareholder) to purchase all of its assets and business or to acquire Onset through any other form of business combination (whether by merger or otherwise), which, in either case, IIC wishes to accept (in either instance, the "Exit Offer"), IIC will notify OHI in writing, within 15 days of its receipt of the Exit Offer (the "Exit Notice"), that (i) IIC wishes to accept the Exit Offer and (ii) in the case of an asset sale or other business combination, IIC intends to vote to approve the transaction described in the Exit Offer.

         (b) The Exit Notice shall contain all of the terms and conditions of the proposed sale, including, without limitation, the name and address of the prospective buyer, the purchase price and other components of the Transaction Value (as defined below), the terms of Payment, other terms and conditions (or the minimum purchase price or basis for determining the minimum purchase price and minimum acceptable other terms and conditions) and the date on or about which the sale is to be made.

         (c) Within 15 days after receipt of the Exit Notice, OHI may give notice in writing to IIC that it will purchase all of IIC's Shares for a price equal to:

                  (i) the aggregate Transaction Value (as defined below) described in the Exit Notice, multiplied by IIC's percentage of ownership in the total issued and outstanding Common Shares; plus

                  (ii) without duplication, all other advances or contributions to Onset made from time to time by IIC or its Affiliates, whether in the form of debt or equity (including without limitation amounts paid in respect of the Preferred Shares), for the full redemption price of those instruments, giving due regard to the liquidation preferences and any preferential dividend rights attributable thereto.

For purposes hereof, "Transaction Value" means the aggregate value of all cash, securities, assumed indebtedness and any other forms of payment proposed to be paid or assumed by the prospective buyer in connection with the transaction described in the Exit Notice, or otherwise to be received directly or indirectly by Onset or the Shareholders pursuant to such transaction, including without limitation any amounts to be received in respect of non-competition agreements, consulting agreements, earn-out agreements or similar agreements to be entered into in connection with such transaction. The value of any securities or other property proposed to be paid as consideration in the transaction described in the Exit Notice shall be based on the fair market value of such securities or property as of the date of the Exit Notice, which value shall be set forth in the Exit Notice.

         (d) If OHI exercises its rights under Subsection 5.2(c), a binding agreement of purchase and sale will be formed between OHI and IIC upon IIC's receipt of notice from OHI with respect to such exercise. The provisions of Subsection 5.1(e) will apply to the purchase and sale with such changes as may be necessary in the circumstances.

         (e) If OHI does not exercise its rights under Subsection 5.2(c), OHI and IIC will sell to the purchaser named in the Exit Notice:

                  (i) their Common Shares, if the Exit Offer contemplated the sale of Common Shares (it being understood that IIC may also elect to sell, or to cause Onset to redeem, its Preferred Shares to the extent such sale or redemption is contemplated by the Exit Offer), or

                  (ii) the assets and business of Onset, if the Exit Offer contemplated the sale of Onset's assets and business, whether pursuant to an asset sale transaction, a merger, or some other form of business combination, for the price and upon the terms and conditions set forth in the Exit Offer. Each of OHI and IIC shall sign all documents and do all things, or shall cause all documents to be signed and all things to be done, that are necessary to complete the sale described in the Exit Notice. Without limiting the generality of the foregoing, in the event OHI does not exercise its rights under Subsection 5.2(c), OHI shall be obligated (which obligation shall be enforceable by IIC), to sell its Common Shares and otherwise participate in the transaction described in the Exit Notice, to vote its Common Shares in favor of such transaction at any meeting of shareholders called to vote on or approve such transaction (or to execute one or more written consents in lieu of such a meeting), and otherwise take all necessary action to consummate, or cause Onset to consummate, such transaction.

         (f) Any Exit Notice may be rescinded by IIC by its delivering a written notice to OHI to that effect.

         (g) Upon consummation of any transaction described in an Exit Notice, each Shareholder shall receive the same proportion of the aggregate consideration that such holder would have received if such aggregate consideration had been distributed by Onset in complete liquidation, giving due regard to the prior rights and preferences of the Preferred Shares and the pro rata distribution of net assets remaining following the payment of amounts owed to creditors and the satisfaction of liquidation preferences.

6.       MISCELLANEOUS

6.1      FURTHER ASSURANCES; COVENANTS RESPECTING OTHER AGREEMENTS.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request, or as may be reasonably necessary, in order to carry out the intent and the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         (a) Each of OHI, 3W1E, LaLeggia, Cannon, Spizzirri, Mormina and Murphy agrees that no shares in the capital of 3W1E or OHI will be allotted, issued or transferred to any third party unless that Person has first agreed in writing to be bound by and to comply with the terms of this Agreement. 3W1E and OHI shall cause to be delivered to Onset and to IIC a joinder agreement in form and substance satisfactory to Onset, duly executed by each Person (other the individuals identified in this Subsection 6.1(a)) who holds shares of capital stock of OHI and 3W1E (or options to acquire such shares), pursuant to which such Person shall agree to become a party to this Agreement for purposes of evidencing his, her or its acknowledgment and confirmation of the Recitals contained herein and his, her or its agreement to be bound by Sections 4.1 and
6.1 hereof.

         (b) Each of LaLeggia, Cannon, Spizzirri and Mormina agrees that no amendment to, deletion from or termination of the 3W1E Shareholder Agreement shall be effective unless it is consented to in writing by IIC.

         (c) Each of 3W1E and Murphy agrees that no amendment to, deletion from or termination of the OHI Shareholder Agreement shall be effective unless it is consented to in writing by IIC.

6.2      NOTICES.

         (a) Except as otherwise provided in this Agreement, all notices, requests, demands and other communications under this Agreement shall be in writing and addressed as follows (or as amended by proper notice under this Section 6.2):

                 (i)     If to Onset:
                           Onset Capital Corporation
                           500 Washington Street

                           Columbus, Indiana 47201
                           Attention: Thomas D. Washburn

                 (ii)    If to OHI:
                           Onset Holdings Inc.
                           Suite 300, Park Place
                           666 Burrard Street
                           Vancouver, British Columbia V6C 2X8
                           Attention: Joe LaLeggia

                  (iii)  If to IIC:
                           Irwin International Corporation
                           500 Washington Street
                           Columbus, Indiana 47201
                           Attention: Thomas D. Washburn

         (b) If properly addressed, as in (a) above, notice shall be deemed effective and evidenced as follows:

                  (i) if by registered or certified mail, postage prepaid and return receipt requested: three Days after deposit in the United States or Canadian mails;

                  (ii) if by personal delivery or delivery service: upon actual delivery evidenced by written receipt;

                  (iii) if by facsimile transmission: upon sending, evidenced by facsimile confirmation or transmission log;

                  (iv) if by internationally-recognized overnight courier, on the next business day after the date when sent.

6.3      AMENDMENTS.

This Agreement may be amended only by a written agreement executed by each of the parties hereto.

6.4      TIME IS OF THE ESSENCE.

Time shall be of the essence of any purchase and sale of Common Shares pursuant to the terms of this Agreement.

6.5      GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, U.S.A. (without regard to conflicts of laws provisions).

6.6      ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement and understanding among the parties pertaining to the subject matter of this Agreement and supersedes any and all prior agreements, whether written or oral, relating hereto. Notwithstanding anything in the foregoing to the contrary, it is agreed and acknowledged that the 3W1E Shareholder Agreement and the OHI Shareholder Agreement are amended by the terms of this Agreement. Any conflict between the terms of the 3W1E Shareholder Agreement or the OHI Shareholder Agreement and this Agreement will be resolved in favor of this Agreement.

6.7      SUCCESSORS AND ASSIGNS

This Agreement shall continue to benefit and to bind the parties and each of their permitted successors and assigns. This Agreement may be assigned by the parties hereto to any of their respective successors and assigns who acquire Common Shares from them in compliance with the provisions hereof. This Agreement is not intended to create any third party beneficiaries.

6.8      NO WAIVER.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed to be a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

6.9      SEVERABILITY.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, should any clause, portion, or paragraph of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of the clause, portion or paragraph of this Agreement. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.10     SECTION HEADINGS.

Introductory headings at the beginning of each Section and Subsection of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section or Subsection of this Agreement.

6.11     COUNTERPARTS.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same Agreement. Telecopied signatures of this Agreement are effective to the same extent as original signatures.

6.12     SPECIFIC PERFORMANCE.

         The parties acknowledge that the Common Shares cannot be readily purchased or sold in the open market, and for that reason, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of any controversy concerning the right or obligation to purchase or sell any Common Shares, such right or obligation shall be enforceable in a court of equity by a decree of specific performance, injunction or other equitable remedy. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy that the parties may have.

                            [signature page follows]

         IN WITNESS OF THIS AGREEMENT, Onset, IIC and OHI have executed this Agreement as of the day and year first above written.

ONSET CAPITAL CORPORATION/
CORPORATION DE FINANCEMENT ONSET

By:    /s/ Thomas D. Washburn                  By:    /s/ Matthew F. Souza
   ----------------------------------             ------------------------------

Printed name: Thomas D. Washburn               Printed name: Matthew F. Souza

Title:   Chairman                              Title: Secretary

IRWIN INTERNATIONAL CORPORATION

By:    /s/ Thomas D. Washburn                  By:    /s/ Matthew F. Souza

Printed name: Thomas D. Washburn               Printed name: Matthew F. Souza

Title:   Executive Vice President              Title: SVP, Ethics, and Secretary

ONSET HOLDINGS INC.

By:    /s/ Joseph LaLeggia
   ----------------------------------

Printed name: Joseph LaLeggia

Title:   President

                       [additional signature page follows]

         The following signatories have executed this agreement for purposes of evidencing their acknowledgment and confirmation of the Recitals contained herein and their agreement to be bound by Sections 4.1 and 6.1 hereof:

3W1E HOLDINGS INC.

By:    /s/ Joseph LaLeggia
   ----------------------------------

Printed name: Joseph LaLeggia

Title:   President

  /s/ Mark Cannon                                /s/ Joe LaLeggia
-------------------------------------          ---------------------------------
MARK CANNON                                    JOE LALEGGIA

  /s/ Robert Mormina                             /s/ Robert Murphy
-------------------------------------          ---------------------------------
ROBERT MORMINA                                 ROBERT MURPHY

  /s/ Luigi Spizzirri
-------------------------------------
LUIGI SPIZZIRRI

The following documents are exhibits to this Agreement but are not included herewith:

         - Exhibit A - 3W1E Shareholder Agreement

         - Exhibit B - OHI Shareholder Agreement

         - Exhibit C - Schedule of Onset Interests

The Corporation hereby undertakes to furnish supplementally a copy of any of these exhibits to the Commission upon request.